EXHIBIT 4.2


                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

     We have issued our report dated May 13, 2004 on the statements of condition and related bond portfolios of Van Kampen Unit Trusts, Municipal Series 501 as of May 13, 2004 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants" in Prospectus Part II.

                                                              GRANT THORNTON LLP

Chicago, Illinois
May 13, 2004